LOAN EXTENSION AGREEMENT

This Loan extension agreement is dated on 29 May 2024 and has reference to the Intercompany Loan Deed dated 17 December 2021 between BH Global Corporation Ltd and its subsidiaries ("BHG") and Sea Forrest Technologies Pte Ltd and its subsidiaries ("SFT").

On 24 April 2024, SFT has transferred all its assets and liabilities (including all loans from BHG to SFT) to Sea Forrest Technologies (S) Pte Ltd ("SFTS").

Pursuant to Intercompany Loan Deed dated 17 December 2021 between BH Global Corporation Ltd and its subsidiaries ("BHG") and Sea Forrest Technologies Pte Ltd and its subsidiaries ("SFT") which will expire on 30 June 2024, both BHG and SFTS has mutually agreed to extend the loan facility to 30 June 2027.

All terms and conditions of the loan facility remains unchanged from the Intercompany Loan Deed dated 17 December 2021 except upon SFTS's successful initial public offer, the following terms are effective from the date of the initial public offer:

1) Interest to be amended to BHG's cost of funds plus mark-up of at least 1.25%;
2) Repayable over 3 years according to the following milestones

   (i) the amount equivalent to the total of listing fees immediate upon initial public offer;

   (ii) 25% of the balance outstanding loan within 12 months from date of initial public offer;

   (iii) 35% of the balance outstanding loan within 24 months from date of initial public offer;

   (iv) 40% of the balance outstanding loan within 36 months from date of the initial public offer;

3) Corporate guarantee from the listed holding company of SFT(S)
4) Any other requirements as per Stock Exchange of Singapore.
5) The above are also subject to the approval of BHG's board of directors and a clean and fair opinion by an independent financial advisor appointed by BHG.

For BH Global Corporation Ltd and its subsidiaries

Name : Mr Patrick Lim	Name : Mr Vincent Lim
Director	Witness

For Sea Forrest Technologies (S) Pte Ltd and its subsidiaries

Name : Mr George Lee	Name : Mr Edmund Chan
Director	Witness